Exhibit 14.2

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR]

We hereby consent to being named and to the summarization of advice attributed to us in the Annual Report on Form 20-F of Stolt-Nielsen S.A. for the fiscal year ended November 30, 2005.

Luxembourg, May 31, 2006

Elvinger, Hoss & Prussen
By:	/s/ Jean Hoss

Jean Hoss